LEASE TERMINATION AGREEMENT

                  THIS  LEASE TERMINATION AGREEMENT ("Agreement"), made  as  of this 31st day of March, 1995  by  and  between Holland Realty Corp., a Delaware corporation, having an address c/o VIB Management, Inc., 712 Fifth Avenue, 19th

Floor,  New  York, New York 10019 ("Landlord")  and  Enzon,  Inc.,  a  Delaware

corporation, having  an  office  at 20 Kingsbridge Road, Piscataway, New Jersey

08854 ("Tenant").

                             W I T N E S S E T H:

                  WHEREAS,  by  Lease   Agreement,  dated  June  5,  1992  ("20

Kingsbridge Lease"), Landlord leased to Tenant  the  entire building located at

20 Kingsbridge Road, Piscataway, New Jersey for an initial term of fifteen (15)

years;

                  WHEREAS,  by  Lease  Agreement,  dated  June   5,  1992  ("40

Kingsbridge Lease"), Landlord leased to Tenant the entire building  located  at

40  Kingsbridge Road, Piscataway, New Jersey ("40 Kingsbridge Building") for an

initial  term  of  fifteen  (15)  years  (the  20  Kingsbridge Lease and the 40

Kingsbridge Lease are herein collectively referred to as the "Leases");

                  WHEREAS, concurrently with the execution  and delivery of the

Leases,  Tenant delivered to Landlord, as security for the performance  of  its obligations  under the Leases, an Irrevocable Letter of Credit in the amount of

$600,000 issued by Somerset Trust Company ("Letter of Credit"); and

                  WHEREAS,  the  20  Kingsbridge  Lease  and the 40 Kingsbridge

Lease contain cross default provisions pursuant to which a default under one of the Leases is a default under the other Lease;

                  WHEREAS,  Tenant  is  in  default  under the  Leases  due  to

Tenant's abandonment of the 40 Kingsbridge building;

                  WHEREAS,  Landlord  and  Tenant desire  to  resolve  Tenant's default under the Leases by terminating the  Leases  and  having  Landlord draw upon all the proceeds of the Letter of Credit as hereinafter provided;

                  NOW,  THEREFORE,  for  good  and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged,  Landlord  and Tenant hereby agree as follows:

            1.    Effective  as  of  the date hereof, the Leases are terminated and shall be of no further force and effect. Tenant hereby agrees that Landlord shall have the right to draw upon the  Letter  of  Credit and retain the entire proceeds  thereof  in respect of amounts owing to Landlord  under  the  Leases.

Concurrently with the  execution  and  delivery  of  the  Agreement, Tenant has delivered to Landlord $80,500.58 representing accrued real estate taxes and all

other charges owing under the Leases through the date hereof.   Subject  to the

provisions of Paragraph 2, Landlord accepts the 40 Kingsbridge Building in  its

AS IS condition.

            2.    On  or  before April 30, 1995, Tenant shall have the right to enter upon the 40 Kingsbridge  Building  for the purpose of removing all of its property including the telephone equipment  thereon  that  is  owned by Tenant.

Tenant  shall  be responsible, at its sole cost and expense, for repairing  and restoring any and  all damage to the 40 Kingsbridge Building resulting from the

removal of the property  and  telephone  equipment.   Tenant  hereby  agrees to

indemnify  and  hold  Landlord  harmless  from  and against all claims, losses,

damages,  liabilities  or expenses (including, without  limitation,  reasonable legal fees and disbursements)  resulting  from Tenant's removal of the property and telephone equipment from the 40 Kingsbridge  Building.  If the property and telephone equipment is not removed on or before April  30,  1995, such property and telephone equipment shall be deemed abandoned by Tenant and  Landlord shall be  entitled  to  retain  or  dispose of same without any liability to  Tenant.

Tenant shall coordinate with Landlord  any  entering  upon  the  40 Kingsbridge

Building for purposes of removing its property including equipment.

            3.    Tenant hereby agrees to indemnify and hold Landlord  harmless from  and  against  any suits, claims, proceedings, damages, liabilities and/or

expenses  (including,   without   limitation,  reasonable  attorneys  fees  and

disbursements) incurred by Landlord  with  respect to a claim for commission or other  compensation asserted by any broker, salesperson  or  finder  with  whom

Tenant has dealt in connection with the termination of the Leases.

            4.    This   Agreement  shall  be  governed  by  and  construed  in

accordance with the laws of the State of New Jersey.

            5.    This  Agreement   contains  all  of  the  understandings  and

agreements  of  the parties with respect  to  the  subject  matter  hereof  and supersedes all other understandings and agreements of the parties, both written and relating to the  subject  with hereof. This Agreement shall not be modified except by a written instrument executed by Landlord and Tenant.

            6.    If Tenant is  a  corporation,  Tenant represents and warrants that this Agreement and the undersigned's execution  of this Agreement has been duly  authorized  and  approved by the corporation's Board  of  Directors.  The undersigned officers and  representatives  of  the  corporation  executing this

Agreement  on  behalf  of the corporation represent and warrant that  they  are officers of the corporation  with authority to execute this Agreement on behalf of the corporation, and within  fifteen  (15)  days of execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.

                  If  Landlord  is  a  corporation,   Landlord  represents  and

warrants that this Agreement and the undersigned's execution  of this Agreement has been duly authorized and approved by the corporation's Board  of Directors.

The undersigned officers and representatives of the corporation executing  this

Agreement  on  behalf  of  the  corporation represent and warrant that they are officers of the corporation with  authority to execute this Agreement on behalf of the corporation, and within fifteen  (15) days of execution hereof, Landlord will provide Tenant with a corporate resolution confirming the aforesaid.

            7.    Landlord acknowledges that Landlord's receipt of the proceeds of the Letter of Credit shall satisfy all  claims  of  Landlord relating to any defaults by Tenant under the Leases including but not limited  to  the  default arising out of Tenant's abandonment of the 40 Kingsbridge Building.

            8.    This  Agreement shall be binding upon and shall inure to  the benefit of Landlord and Tenant  and  their  respective  successors, assigns and legal representatives.

                  IN WITNESS WHEREOF, this Agreement has  been  entered into as of the day and year first above written


                                                HOLLAND REALTY CORP.

                                                By: /S/ JAMES SPITZER, JR.
                                                      M. James Spitzer, Jr.
                                                      Secretary


                                                ENZON, INC.

                                                By: /S/ KENNETH J. ZUERBLIS
                                                      Name: Kenneth J. Zuerblis
                                                      Title:Vice     President,
                                                      Finance